                                                                     Exhibit 4.5

================================================================================



                             FACILITIES AGREEMENT


                         dated as of December 9, 1996


                                     among


                             BOSTON CHICKEN, INC.,


                           BANK OF AMERICA ILLINOIS,
                         As Agent For Certain Lenders,


                                      and

                     GENERAL ELECTRIC CAPITAL CORPORATION,
            For Itself And As Agent For Certain Lease Participants



================================================================================

The following Table of Contents has been inserted for convenience only and does not constitute a part of this Agreement.


                               TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----
ARTICLE I           DEFINITIONS AND ACCOUNTING TERMS                     2
  1.1.  Defined Terms.................................................   2
  1.2.  Accounting Terms..............................................  13

ARTICLE II           REPRESENTATIONS AND WARRANTIES...................  13
  2.1.  Incorporation, Good Standing, and Due Qualification...........  13
  2.2.  Corporate Power and Authority.................................  14
  2.3.  Legally Enforceable Agreement.................................  14
  2.4.  Financial Statements..........................................  14
  2.5.  Other Agreements..............................................  15
  2.6.  Litigation....................................................  15
  2.7.  No Defaults on Outstanding Judgments or Orders................  16
  2.8.  Governmental and Regulatory Approvals.........................  16
  2.9.  Ownership and Liens...........................................  16
  2.10.  Subsidiaries etc.............................................  16
  2.11.  ERISA........................................................  16
  2.12.  Stores.......................................................  17
  2.13.  Hazardous Materials..........................................  17
  2.14.  Taxes........................................................  17
  2.15.  Debt.........................................................  18
  2.16.  Financed Franchisee Information..............................  18
  2.17.  Investment Company Act.......................................  18
  2.18.  Public Utility Holding Company Act...........................  18

ARTICLE III          AFFIRMATIVE COVENANTS............................  19
  3.1.  Maintenance of Existence......................................  19
  3.2.  Maintenance of Records........................................  19
  3.3.  Maintenance of Properties.....................................  19
  3.4.  Conduct of Business...........................................  19
  3.5.  Maintenance of Insurance......................................  20
  3.6.  Compliance With Laws..........................................  20
  3.7.  Right of Inspection...........................................  20
  3.8.  Reporting Requirements........................................  20
  3.9.  Environmental Laws............................................  26
  3.10.  Credit Usage.................................................  26

ARTICLE IV            NEGATIVE COVENANTS..............................  27
  4.1.  Liens.........................................................  27
  4.2.  Debt..........................................................  30
  4.3.  Mergers, Etc..................................................  31
  4.4.  Leases........................................................  32


                                                                      PAGE
                                                                      ----
  4.5.  Sale and Leaseback............................................. 33
  4.6.  Dividends...................................................... 33
  4.7.  Sale of Assets................................................. 34
  4.8.  Investments.................................................... 35
  4.9.  Guaranties, Etc................................................ 38
  4.10.  Transactions With Affiliate................................... 39
  4.11.  Subsidiary, Etc............................................... 39
  4.12.  Real Property................................................. 40
  4.13.  Subordinated Debt............................................. 40
  4.14.  Financed Franchisee........................................... 41

ARTICLE V            FINANCIAL COVENANTS............................... 41
  5.1.  Maximum Senior Secured Leverage Ratio.......................... 41
  5.2.  Maximum Leverage Ratio......................................... 42
  5.3.  Fixed Charge Coverage Ratio.................................... 42
  5.4.  Store Revenue.................................................. 42

ARTICLE VI            EVENTS OF DEFAULT................................ 42
  6.1.  Events of Default.............................................. 42
  6.2.  Effect of Event of Default..................................... 46

ARTICLE VII             MISCELLANEOUS.................................. 46
  7.1.  Waivers and Amendments......................................... 46
  7.2.  Notices, Etc................................................... 46
  7.3.  No Waiver; Remedies............................................ 46
  7.4.  Successors and Assigns......................................... 47
  7.5.  Costs, Expenses, and Taxes..................................... 47
  7.6.  Governing Law.................................................. 47
  7.7.  Severability of Provisions..................................... 47
  7.8.  Headings....................................................... 47
  7.9.  SUBMISSION TO JURISDICTION; WAIVER OF VENUE.................... 47
  7.10.  General Indemnity............................................. 48
  7.11.  WAIVER OF JURY TRIAL.......................................... 49
  7.12.  SERVICE OF PROCESS............................................ 49

                                                                         Page
                                                                         ----
SCHEDULES
---------
Schedule I         -    Subsidiaries ((S)2.10)
Schedule II        -    Stores ((S)2.12)
Schedule IIIA      -    Debt ((S)2.15)
Schedule IIIB      -    Permitted Debt ((S)4.2)
Schedule IV        -    Financed Franchisee Information ((S)2.16)
Schedule V         -    Requirements for Financed Franchisee Loan
                        Documents ((S)1.1)
Schedule VI        -    BWRE Parcels ((S)1.1)

EXHIBITS
--------

EXHIBIT A -    Guaranty

                              FACILITIES AGREEMENT


          THIS FACILITIES AGREEMENT dated as of December 9, 1996 is among BOSTON CHICKEN, INC., a Delaware corporation (the "Company"), BANK OF AMERICA ILLINOIS, as agent for the Lenders and the Issuing Lender referred to below (in such capacity, together with its successors and assigns, the "Loan Agent"), and GENERAL ELECTRIC CAPITAL CORPORATION, for itself and as agent for the Lease Participants referred to below (in its individual capacity, "GECC"; and in such dual capacity, together with its successors and assigns, the "Lease Agent").

          WHEREAS, concurrently herewith the Company is entering into that certain Secured Revolving Credit Agreement dated as of even date herewith (as amended, supplemented, modified, restated, refinanced, refunded or renewed from time to time in accordance with the terms of the Intercreditor Agreement referred to below, the "Credit Agreement") among the Company, the financial institutions from time to time party thereto (the "Lenders"), Bank of America Illinois, as letter of credit issuing bank (in such capacity, the "Issuing Lender"), and the Loan Agent;

          WHEREAS, concurrently herewith the Company is entering into that certain Master Lease Agreement No. 2, dated as of even date herewith (as amended, supplemented, modified, restated, refinanced, refunded or renewed from time to time in accordance with the terms of the Intercreditor Agreement referred to below, the "1996 Master Lease Agreement") between the Company and the Lease Agent;

          WHEREAS, on the date hereof and/or from time to time hereafter, subject to the terms of the 1996 Master Lease Agreement, GECC may convey to certain financial institutions (collectively with GECC, the "Lease Participants") participation interests in its rights, duties and obligations under the 1996 Master Lease Agreement; and

          WHEREAS, concurrently herewith the Company, the Loan Agent and the Lease Agent are entering into that certain Intercreditor Agreement dated as of even date herewith (the "Intercreditor Agreement") which sets forth certain agreements among the Lenders, the Issuing Lender, the Loan Agent, the Lease Agent and the Lease Participants with respect to, among other things, voting rights and collateral issues.

          NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the parties hereto agree as follows:

                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS
                       --------------------------------

          SECTION 1.1. Defined Terms. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

          "Affiliate" means any Person other than a Financed Franchisee: (1) which directly or indirectly controls, or is controlled by, or is under common control with, the Company or a Subsidiary; (2) which directly or indirectly beneficially owns or holds, at the time of determination, outstanding shares representing ten percent (10%) or more of any class of capital stock, partnership units or other equity interests of the Company or any Subsidiary (including, on a fully diluted basis, any options, warrants and other rights to acquire capital stock, partnership units or other equity interests which are exercisable at the time of determination, but excluding any options, warrants and other rights to acquire capital stock, partnership units or other equity interests which are not then exercisable); or (3) ten percent (10%) or more of the capital stock, partnership units or other equity interests of which (calculated in accordance with the foregoing clause (2)) is directly or indirectly beneficially owned or held by the Company or a Subsidiary. For purposes of this definition only, the term control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, that for purposes hereof, the existence of a Franchise Agreement, Area Development Agreement or similar agreement between the Company and a Person shall not, by itself, evidence that such Person is controlled by the Company nor shall the Financed Franchisee Loan Documents executed by a Franchisee evidence that such Franchisee is an Affiliate of the Company prior to the acquisition by the Company of an equity interest therein of in excess of ten percent (10%), whether such acquisition occurs by conversion of debt, exercise of any equity option, or otherwise (including acquisition by foreclosure following an acceleration under the Financed Franchisee Loan Documents).

          "Agency Agreement" means that certain Agency Agreement dated as of September 25, 1996 among the Lease Agent, the Company, BC Real Estate Investments, Inc. and certain Financed Franchisees.

          "Agents" means, collectively, the Loan Agent and the Lease Agent; and "Agent" means the Loan Agent or the Lease Agent.

          "Agreement" means this Facilities Agreement, as amended, supplemented, modified, restated, refinanced, refunded or renewed from time to time in accordance with the Intercreditor Agreement.

          "Annualized EBITDAL" means, for each fiscal quarter of the Company the product of (1)(a) the quotient obtained by dividing EBITDAL for such fiscal quarter by (b) the number of Retail Periods which occur in such fiscal quarter, multiplied by (2) thirteen (13).

          "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the States of Colorado, Illinois or New York.

          "BWRE" means Boston West Real Estate Investments, L.L.C., a Delaware limited liability company.

          "BWRE Guaranty" means that certain Guaranty dated February 16, 1996 of the Company in favor of Sanwa Business Credit Corporation, as the same may be amended from time to time.

          "BWRE Parcels" means those certain parcels of real property and improvements located thereon, the locations of which are set forth on Schedule VI hereto.

          "Capital Lease" means all leases which have been or should be capitalized on the books of the lessee in accordance with GAAP.

          "Change of Control" shall be deemed to have occurred at such time after the date hereof as (i) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) shall acquire at any time after the date hereof beneficial ownership of more than 25% of the fully diluted common stock of the Company or (ii) individuals who as of the date hereof constitute the Company's Board of Directors (together with any new director whose election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved), for any reason, cease to constitute a majority of the directors at any time then in office.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Consolidated Fixed Charges" means, for any period, the sum of cash interest expense (including all imputed interest related to any Capital Lease) plus gross rental payments (excluding, in any event, payments of purchase amounts under Financial Lease Debt) related to any Financial Leases other than Capital Leases of the Company and its consolidated Restricted Subsidiaries for such period.

          "Credit Agreement" has the meaning set forth in the Recitals.

          "Credit Documents" means, collectively, this Agreement, the Loan Documents, the 1996 Lease Documents and the Intercreditor Agreement; and "Credit Document" means any of the foregoing agreements, instruments or documents.

          "Creditors" means, collectively, the Loan Agent, the Lenders, the Issuing Lender, the Lease Agent and the Lease Participants; and "Creditor" means any of the foregoing Persons.

          "Current Pay Subordinated Debt" means Debt of the Company which (1) is subordinated in priority of payment to the Debt of the Company under the Loan Documents and the 1996 Lease Documents (including refinancings of and post-petition interest on the Credit Documents); (2) does not have any principal payment (but may provide for interest payments) prior to the ninety-first (91st) day succeeding the Termination Date; (3) contains no financial maintenance covenants other than (a) one or more financial maintenance covenants which are substantially identical to those contained in this Agreement, provided that such financial maintenance covenants are less restrictive than the corresponding covenants contained in this Agreement and (b) such other financial maintenance covenants which are reasonably acceptable to the Required Creditors; (4) contains no cross default clause but may contain a cross acceleration clause;
(5) contains no negative pledge clause (other than any such clause that does not prohibit or otherwise restrict Liens securing Debt under the Credit Documents);
(6) distinguishes between payment and non-payment defaults for purposes of suspending payments with respect to such subordinated Debt; and (7) contains a "fish or cut bait" provision with respect to non-payment defaults of at least 89 days (it being understood that the Company's 4 1/2% Convertible Subordinated Debentures due 2004 constitute Current Pay Subordinated Debt).

          "Debt" means with respect to any Person at any date, without duplication: (1) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations) owed by such Person; (2) obligations of such Person as lessee under Financial Leases; (3) current liabilities of such Person in respect of unfunded vested benefits under any Plan; (4) obligations under letters of credit issued for the account of such Person; (5) all obligations arising under bankers' acceptance facilities issued for the account of such Person; (6) all guaranties by such Person of the Debt or of operating leases of a third party, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations of such Person to purchase primarily for the purpose of enabling a third party to make payment of Debt or payments with respect to operating leases of such third party, to provide funds for payment of the Debt or of operating leases of a third party, to supply funds to invest in a third party, or otherwise to assure a creditor of a third party against loss with respect to the Debt or operating leases of such third party; and (7) obligations secured by any Lien on property owned by such Person, whether or not the obligations have been assumed.

          "Default" means any of the events specified in Section 6.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Denver Support Center" means the approximately 16 acre parcel of real property and improvements thereon, located in Jefferson County, Colorado and commonly known as 14103 and 14123 Denver West Parkway.

          "EBITDAL" means, for each fiscal period of the Company, the consolidated pre-tax, pre-minority interest earnings of the Company and its consolidated Restricted Subsidiaries plus the aggregate amounts actually deducted in determining such net earnings of such period in respect of (1) gross interest charges (including all accrued and unpaid interest on any indebtedness), (2) imputed interest charges related to any Capital Leases, (3) gross rental payments (excluding, in any event, payments of purchase amounts under Financial Lease Debt) related to any Financial Leases other than Capital Leases and (4) provisions for amortization and depreciation.

          "ENBC" means Einstein/Noah Bagel Corp., a Delaware corporation.

          "ENBC Credit Agreement" means that certain Secured Credit Agreement dated as of May 17, 1996 among ENBC, the lenders from time to time party thereto and Bank of America Illinois, as agent for such lenders, as the same may be amended, modified or restated from time to time.

          "ENBC Event of Default" means any "Event of Default" as such term is defined in the ENBC Credit Agreement.

          "Environmental Laws" means any and all federal, state, local laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published governmental interpretations thereof.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) which together with the Company would be treated as a single employer under Section 414(b) or (c) of the Code.

          "Event of Default" means any of the events specified in Section 6.1; provided, that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Financed Franchisee" means any Franchisee (other than a Subsidiary) which has duly executed and delivered Financed Franchisee Loan Documents.

          "Financed Franchisee Loan Documents" means loan documents entered into between the Company, as lender, and a Franchisee, as borrower, which, taken as a whole, meet each of the requirements set forth on Schedule V.

          "Financed Subsidiary" means any Restricted Subsidiary which (1) is a Franchisee and (2) was formerly a Financed Franchisee.

          "Financed Subsidiary Loan Documents" means loan documents entered into between the Company, as lender, and a Financed Subsidiary, as borrower, which provide for loans that are secured by a perfected Lien (subject only to the types of Liens described in clauses (1) through (10) of Section 4.1) on all of the assets of the Financed Subsidiary including, without limitation, all real and personal property of such Financed Subsidiary and all leasehold interests of such Financed Subsidiary (unless after such Financed Subsidiary's best efforts (which shall not require unreasonable efforts) such Financed

Subsidiary is unable to obtain the consent of the respective landlord for such leasehold to the extent such consent is required) but excluding any assets subject to any Sublease; it being understood that such loan documents may permit the Company to subordinate the indebtedness evidenced by such loan documents and its perfected Lien securing such indebtedness to the loan and Lien of a third party lender (to the extent such third party loan is permitted pursuant to Section 4.2(6)), provided, that the Company shall not agree to subordinate to the loan and Lien of such third party lender (a) any of its rights of payment from the Financed Subsidiary arising with respect to royalties, leases or software or (b) prior to a payment default under the indebtedness owed by such Financed Subsidiary to a third party lender, the interest payments on the indebtedness evidenced by such loan documents.

          "Financial Lease" means with respect to any Person at any date, any Capital Lease of such Person and any operating lease of such Person entered into outside of the ordinary course of business (including without limitation, the Master Leases).

          "Financial Lease Debt" means, as of any date, (1) with respect to any Capital Lease under which the Company or any of its Restricted Subsidiaries is the lessee, the principal amount thereof as of such date as determined in accordance with GAAP; (2) with respect to the 1996 Master Lease Agreement and the 1995 Master Lease Agreement, the termination value (as defined therein) as of such date; and (3) with respect to any other Financial Lease under which the Company or any of its Restricted Subsidiaries is the lessee, the present value (using a market rate of interest) as of such date of all remaining rental payments of the Company or such Restricted Subsidiary under such Financial Leases.

          "Franchisee" means any Person (excluding the Company but including any Subsidiary) who is party to a then existing Franchise Agreement, Area Development Agreement or similar agreement with the Company or who is otherwise authorized to operate a Store.

          "GAAP" means generally accepted accounting principles in the United States applied by the Company consistent with past practice (subject to changes in accounting policies permitted by such generally accepted accounting principles which have been or are contemporaneously disclosed in writing to each Agent).

          "GECC" has the meaning set forth in the Preamble.

          "Guarantor" means any Restricted Subsidiary which from time to time executes a Guaranty.

          "Guaranty" means a guaranty issued by a Restricted Subsidiary in favor of either the Loan Agent for the benefit of the Lenders or in favor of the Lease Agent for the benefit of GECC and the Participants, in each case in substantially the form of Exhibit A.

          "Indemnity" has the meaning set forth in Section 7.10.

          "Intercreditor Agreement" has the meaning set forth in the Recitals.

          "Issuing Lender" has the meaning set forth in the Recitals.

          "Investment" means, with respect to any Person, any loan or advance to such Person, any purchase or other acquisition of any capital stock, obligations or other securities of such Person, any capital contribution to such Person or any other investment in or acquisition of any interest in such Person.

          "Lease Agent" has the meaning set forth in the Preamble.

          "Lease Participants" has the meaning set forth in the Recitals.

          "Lenders" or "Lender" shall have the meaning assigned to such term in the Recitals and shall include Bank of America Illinois while acting in the capacity of a Lender, unless otherwise expressly indicated herein.

          "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement, or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

          "Loan Agent" has the meaning set forth in the Preamble.

          "Loan Documents" has the meaning assigned thereto in the Credit Agreement (as the same may be amended, supplemented, modified, reinstated, refinanced, refunded or renewed from time to time in accordance with the terms of the Intercreditor Agreement).

          "Master Lease" means either the 1995 Master Lease Agreement or the 1996 Master Lease Agreement; and "Master Leases" means both the 1995 Master Lease Agreement and the 1996 Master Lease Agreement.

          "Material Adverse Change" means a material adverse change in the condition (financial or otherwise), business, operations or prospects of the Company and its Restricted Subsidiaries, taken as a whole.

          "Multiemployer Plan" means a Plan described in Section 4001(a)(3) of ERISA and covered by Title IV of ERISA which covers employees of the Company or any ERISA Affiliate.

          "1995 Lease Documents" means the 1995 Master Lease Agreement, the associated Subleases and all documents ancillary to the foregoing; provided, that the term "1995 Lease Documents" shall not include any amendment or other modification thereto (other than Permitted Changes) without the prior written consent of the Required Creditors.

          "1995 Master Lease Agreement" means that certain Master Lease Agreement dated as of September 27, 1995 between the Company and GECC for itself and as agent for certain participants, as amended by certain amendments dated September 28, 1995 and as of even date herewith; provided that the term "1995 Master Lease Agreement" shall not include any amendment or other modification thereto (other than Permitted Changes) without the prior written consent of the Required Creditors.

          "1996 Master Lease Agreement" has the meaning set forth in the Recitals.

          "1996 Lease Documents" means the 1996 Master Lease Agreement, the associated Subleases, the respective Guaranties, the Facilities Agreement, the Agency Agreement and all other agreements, instruments and documents (including, without limitation, mortgages, deeds of trust, chattel mortgages and security agreements) delivered from time to time to GECC with respect to the foregoing (as amended, supplemented, modified, restated, refinanced, refunded or renewed from time to time in accordance with the terms of the Intercreditor Agreement).

          "Non-Current Pay Subordinated Debt" means Debt of the Company which
(1) is subordinated in priority of payment to the Debt of the Company under the Loan Documents, the 1995 Lease Documents and the 1996 Lease Documents (including refinancings of and post-petition interest on the Credit Documents); (2) does not have its (a) any interest payment prior to the earlier to occur of the third anniversary of the date such Debt is issued or the ninety-first (91st) day succeeding the Termination Date or (b) any principal payment prior to the ninety-first (91st) day succeeding the Termination Date;
(3) contains no financial maintenance covenants other than (a) one or more financial maintenance covenants which are substantially identical to those contained in this Agreement, provided that such financial maintenance covenants are less restrictive than the corresponding covenants contained in this Agreement and (b) such other financial maintenance covenants which are reasonably acceptable to the Required Creditors; (4) contains no cross-default clause but may contain a cross-acceleration clause; (5) contains no negative pledge clause (other than any such clause that does not prohibit or otherwise restrict Liens securing Debt of the Company or any Guarantor under the Credit Documents); (6) distinguishes between payment and non-payment defaults for purposes of suspending payments with respect to such subordinated debt; and (7) contains a "fish or cut bait" provision with respect to non-payment defaults of at least 89 days.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Permitted Changes" means (i) waivers in the ordinary course of business, (ii) amendments and modifications necessary or appropriate to reflect additions and changes to the assets and related rental obligations covered by the 1995 Master Lease Agreement and the associated Subleases, as contemplated by the respective 1995 Lease Documents, (iii) amendments and modifications effected in connection with the waiver of a default in payment obligations of the Company under the 1995 Master Lease Agreement, which amendments and modifications would not constitute or result in a failure of the Company to perform or observe any term, covenant or agreement in the Credit Documents as in effect immediately prior to the effectiveness of such amendments or modifications and (iv) other amendments and modifications that do not change the substance of the transactions contemplated by the 1995 Lease Documents taken as a whole.

          "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

          "Plan" means any plan (as defined in Section 3(3) of ERISA and covered by ERISA) established, maintained, or to which contributions have been made by the Company or any ERISA Affiliate, which definition, as of the date hereof, the Company believes does not encompass the following arrangements:

Company's Amended and Restated 1991 Employee Stock Option Plan, Company's Amended and Restated 1991 Stock Option Plan for Non-Employee Directors, as amended, Company's 1995 Employee Stock Option Plan and its deferred compensation to market partners, managing partners or others pursuant to similar agreements.

          "Pledge Agreement" has the meaning assigned thereto in the Credit Agreement.

          "Prohibited Transaction" means any non-exempt transaction set forth in
Section 406 of ERISA or Section 4975 of the Code.

          "Reportable Event" means any of the events set forth in Section 4043 of ERISA other than those events as to which the 30-day notice period is waived under the regulations thereunder.

          "Required Creditors" means Creditors sufficient to amend this Agreement in accordance with the Intercreditor Agreement.

          "Restricted Subsidiary" means, with respect to the Company, any Subsidiary other than ENBC.

          "Retail Period" means any of the thirteen consecutive four-week periods used by the Company for accounting purposes which begin on or about the Monday after the last Sunday in December of each year and ending on the last Sunday in December of the next year.

          "Revolving Notes" shall have the meaning assigned thereto in the Credit Agreement.

          "Senior Secured Indebtedness" means, at any time, the aggregate principal amount of revolving loans and letter of credit obligations (including, without limitation, the unreimbursed amount of any draws under the letters of credit) then outstanding under the Credit Agreement plus the aggregate amount of all Financial Lease Debt then outstanding.

          "Significant Subsidiary" means a Restricted Subsidiary which would be a "significant subsidiary" under either clause (2) or clause (3) of the definition of "significant subsidiary" in Rule 1-02 of Regulation S-X under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, as such Regulation is in effect on the date hereof, assuming that the Company is the "registrant" referred to in such definition.

          "Special Purpose Subsidiary" means any Restricted Subsidiary (which is not a Franchisee): (1) of which the Company owns, directly or indirectly through one or more intermediaries, or both, all of the issued and outstanding voting stock, general partner's interests or other equity interests having ordinary voting power to elect the board of directors or other managers of such Restricted Subsidiary; (2) which has executed and delivered to each of the Loan Agent and the Lease Agent a Guaranty; and (3) the only assets of which are real property, leases of real property (in which such Restricted Subsidiary is the landlord) to the extent permitted by Section 4.7 or general partner interests in Financed Subsidiaries.

          "Store" means a retail food service outlet operating under the tradename of "Boston Market" or "Boston Carver."

          "Subleases" means subleases of equipment and/or real property entered into between the Company, as lessor, and a Franchisee, as lessee, pursuant to any Master Lease.

          "Subordinated Debt" means Current Pay Subordinated Debt and Non-Current Pay Subordinated Debt.

          "Subsidiary" means, as to the Company, a Person (other than an individual) of which shares of stock, partnership units or other equity interests having ordinary voting power (other than shares having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such Person are at the time owned, directly or indirectly through one or more intermediaries, or both, by the Company. For purposes hereof, the existence of a Franchise Agreement, Area Development Agreement or similar agreement between the Company and a Person shall not, by itself, evidence that such Person is controlled by the Company, nor shall the Financed Franchisee Loan Documents executed by a Franchisee evidence such control prior to the acquisition by the Company of an equity interest therein having power to elect or control the majority of the board of directors or other managers of the Financed Franchisee, whether such acquisition occurs by conversion of debt, exercise of any equity option, or otherwise, including upon acceleration under the Financed Franchisee Loan Documents.

          "Termination Date" means the date upon which no Debt of the Company or any Guarantor shall be outstanding under any of the Credit Documents and no Creditor has any contractual obligations under any Credit Document to extend credit of any nature to the Company.

          "Total Indebtedness" means at any date, without duplication, the sum of (1) indebtedness for borrowed money of the Company and its consolidated Restricted Subsidiaries (other than (a) the Debt of the Company evidenced by that certain Liquid Yield Option Notes due 2015 issued by the Company on June 1, 1996, 1995 and (b) any Non-Current Pay Subordinated Debt); plus (2) obligations of the Company and its consolidated Restricted Subsidiaries as lessee under Financial Lease Debt; plus
(3) obligations of the Company and its consolidated Restricted Subsidiaries under letters of credit issued and/or outstanding for the account of such party; plus (4) all obligations of the Company and its consolidated Restricted Subsidiaries arising under bankers' acceptance facilities issued for the account of such party; plus (5) 20% of the notional amount of all derivative instruments of the Company and its consolidated Restricted Subsidiaries; plus (6) all guarantees by the Company and its consolidated Restricted Subsidiaries, of indebtedness and other obligations of the type set forth in the foregoing clauses (1) through (5); plus (7) the aggregate amount of payments due during the Company's fiscal year in which such date occurs under all real property leases of Franchisees which are guaranteed by the Company or any of its consolidated Restricted Subsidiaries.

          "Unrestricted Subsidiary" means ENBC.

          SECTION 1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with that applied in the preparation of the financial statements referred to in Section 2.4, and all financial data prepared by the Company and submitted pursuant to this Agreement shall be prepared in accordance with such principles except for the financial data submitted pursuant to Section 3.8(1) and such other financial data which the Company expressly states has not been prepared in accordance with such principles.


                                  ARTICLE II

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          The Company represents and warrants to the Creditors that:

          SECTION 2.1. Incorporation, Good Standing, and Due Qualification. The Company and each of its Restricted Subsidiaries: (1) is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation; (2) has the power and authority and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and to transact the business in which it is now engaged or proposed to be engaged; and (3) is duly qualified as a foreign corporation, partnership or limited liability company, as the case may be, and in good standing under the laws of each other jurisdiction in which the failure to so qualify would result in a Material Adverse Change.

          SECTION 2.2. Corporate Power and Authority. The execution, delivery, and performance by the Company and each Guarantor of each of the Credit Documents to which it is a party and the granting by the Company and each Guarantor of Liens pursuant to the Credit Documents have been duly authorized by all necessary corporate or other constitutional action on the part of the Company or such Guarantor, as the case may be, and do not and will not (1) contravene or conflict with the organizational documents of the Company or such Guarantor; (2) violate any provision of, or cause the Company or such Guarantor to be in default under, any law, rule, regulation (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award currently in effect having applicability to the Company or such Guarantor; (3) result in a breach of, or constitute a default under, any material indenture or loan or credit agreement or any other material agreement, lease, or instrument to which the Company or such Guarantor is a party or by which it or its properties may be bound or affected; or (4) result in, or require, the creation or imposition of any Lien (except as permitted pursuant to Section 4.1), upon or with respect to any of the properties now owned or hereafter acquired by the Company or such Guarantor.

          SECTION 2.3. Legally Enforceable Agreement. This Agreement is, and each of the other Credit Documents will be, legal, valid, and binding obligations of the Company and each of the Guarantors (to the extent they are parties to such Credit Documents) enforceable against the Company and such Guarantor (as applicable) in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally and by general principles of equity.

          SECTION 2.4. Financial Statements. The Company's audited consolidated financial statements as at December 31, 1995 (the "Audited Statements") and its unaudited consolidated financial statements as at October 6, 1996, ("Unaudited Statements") have been furnished to each Creditor. The Audited Statements have been prepared in conformity with GAAP and fairly present the financial condition of the Company and its Subsidiaries as at such dates and the results of operations for the periods then ended. The Unaudited Statements have been prepared in a manner consistent (except for changes in accounting policies permitted by GAAP which have been or are contemporaneously disclosed in writing to each Creditor) with the Audited Statements, except for the lack of normal year-end accruals, reclassifications, and audit adjustments and financial statement footnotes. Since the date of the most recent financial statements supplied to each Creditor pursuant to either Section 3.8(2) or (3), whichever is the most recently delivered, there has been no Material Adverse Change. No information, exhibit, or report furnished by the Company to the Creditors in connection with the negotiation of this Agreement, considered as a whole with all other information, exhibits and reports furnished to the Creditors in connection with the negotiation of this Agreement at the time it was furnished (and as modified or superseded by any information, exhibits and reports subsequently furnished to the Creditors), contained any material misstatement of fact or omitted to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not materially misleading; provided, that except as expressly provided below, the Company makes no representation, warranty, or guaranty as to (1) any projections furnished to the Creditors (it being understood that such projections have been prepared by management of the Company on the basis of assumptions which such management believed were reasonable as of the date of such projections in light of the historical financial performance of the business of the Company and of current and reasonably foreseeable business conditions) or (2) any information supplied by Franchisees or contained in analyst reports or other reports prepared by third parties or derived therefrom unless in the case of this clause
(2) the Company has actual knowledge at the time such information is delivered to the Creditors that such information contains a material misstatement of fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not materially misleading.

          SECTION 2.5. Other Agreements. Neither the Company nor any Restricted Subsidiary is a party to any material indenture, loan, or credit agreement, or to any material lease or other agreement or instrument, or subject to any charter or corporate restriction which would be breached or accelerated by entering into the Credit Documents or which would have a material adverse effect on the ability of the Company to carry out its obligations under the Credit Documents. Neither the Company nor any Restricted Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument which would result in a Material Adverse Change.

          SECTION 2.6. Litigation. There is no pending or (to the Company's knowledge) threatened action or proceeding against or affecting the Company or any Restricted Subsidiary before any court, governmental agency, or arbitrator, which, in any one case or in the aggregate, is material to the Company and its Restricted Subsidiaries, taken as a whole, or would materially and adversely affect the ability of the Company to perform its respective obligations under the Credit Documents.

          SECTION 2.7. No Defaults on Outstanding Judgments or Orders. To the best of the Company's knowledge, the Company and its Restricted Subsidiaries have satisfied all material final judgments, and neither the Company nor any Restricted Subsidiary is in default with respect to any final judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign, which default would result in a Material Adverse Change.

          SECTION 2.8. Governmental and Regulatory Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Company or any Guarantor, as the case may be, of the Credit Documents to which it is a party or for the validity or enforceability thereof, except for filings necessary to perfect Liens granted pursuant to the Credit Documents.

          SECTION 2.9. Ownership and Liens. The Company and each Restricted Subsidiary has title to, or valid leasehold interests in, all of its properties and assets, real and personal, and none of the properties and assets owned by the Company or any Restricted Subsidiary and none of their leasehold interests is subject to any Lien, except such as may be permitted pursuant to Section 4.1 of this Agreement.

          SECTION 2.10. Subsidiaries etc. Schedule I sets forth as of the initial date of this Agreement (and as of the date of delivery pursuant to Section 3.8(6) of any subsequent Schedule I) a true and correct list of all capital stock, partnership units or other equity interests of any Person owned or otherwise held (including capital stock, partnership units or other equity interests held as collateral) by the Company and its Subsidiaries and indicates whether such capital stock, partnership units or other equity interests are owned or held in some other capacity by the Company or such Subsidiary.

          SECTION 2.11. ERISA. The Company and the ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA.

          SECTION 2.12. Stores. Schedule II hereto sets forth, as of the Friday immediately preceding the Effective Date (and as of the Friday immediately preceding any date of delivery pursuant to Section 3.8(6) of any subsequent Schedule II), a complete and accurate list of the addresses of each Store and whether such Store is operated by the Company, a Restricted Subsidiary, a Financed Franchisee or a Franchisee which is not a Financed Franchisee.

          SECTION 2.13. Hazardous Materials. (1) The Company and each of its Subsidiaries have obtained all permits, licenses and other authorizations which are required to be obtained by the Company or such Subsidiary under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not result in a Material Adverse Change. Except as disclosed pursuant to clause (3) below, the Company and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent that any such failure to comply would not result in a Material Adverse Change.

          (2) There have been no material environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of the Company or any of its Subsidiaries in relation to any property or facility now or previously owned or leased by the Company or any of its Subsidiaries which have not been made available to the Creditors.

          (3) The Company has informed the Creditors in writing of all material non-compliance of the Company and each of its Subsidiaries with the terms and conditions of all (a) permits, licenses or authorizations required under all Environmental Laws and (b) other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any applicable regulation, code, plan, order, decree, judgment, injunction notice or demand letter issued, entered, promulgated or approved thereunder, except for such instances of noncompliance which would not result in a Material Adverse Change.

          SECTION 2.14. Taxes. The Company and each Subsidiary have filed all material tax returns (federal, state, and local) required to be filed and have paid all taxes, assessments, and governmental charges and levies thereon which it is aware are due, including interest and penalties, except to the extent the validity thereof is being contested in good faith and by appropriate proceedings.

          SECTION 2.15. Debt. As of the date hereof, Schedule IIIA sets forth a complete and correct list of all credit agreements, indentures, purchase agreements, guaranties, Capital Leases, and other investments, agreements, and arrangements currently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for bankers' acceptance financing) in respect of which the Company or any Restricted Subsidiary is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, which are outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

          SECTION 2.16. Financed Franchisee Information. Schedule IV hereto sets forth, as of the initial date of this Agreement (and as of the date of delivery pursuant to Section 3.8(6) of any subsequent Schedule IV), a true and complete list of any Debt owed by each Person to the Company or any Restricted Subsidiary which is evidenced by a promissory note or other instrument.

          SECTION 2.17. Investment Company Act. Neither the Company nor any of its Subsidiaries is, and each Financed Franchisee has duly represented to the Company that it is not, an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 2.18. Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company act of 1935, as amended.

                                  ARTICLE III

                             AFFIRMATIVE COVENANTS
                             ---------------------

          From and after the date hereof, so long as any Debt of the Company or any Guarantor arising under the Credit Documents shall remain unpaid or any Creditor shall have any contractual obligation under any Credit Document to extend credit of any nature to the Company, the Company will:

          SECTION 3.1. Maintenance of Existence. Except as otherwise permitted by Section 4.3, preserve and maintain, and cause each Restricted Subsidiary to preserve and maintain, its legal existence and good standing in the jurisdiction of its organization or formation, and qualify and remain qualified, and cause each Restricted Subsidiary to qualify and remain qualified, as a foreign entity in each jurisdiction in which the failure to so qualify would result in a Material Adverse Change.

          SECTION 3.2. Maintenance of Records. Keep, and cause each Subsidiary to keep, adequate records and books of account.

          SECTION 3.3. Maintenance of Properties. Maintain, keep, and preserve, and cause each Restricted Subsidiary to maintain, keep, and preserve, all of its material properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted; provided, however, the Company and each Restricted Subsidiary may close Stores in the ordinary course of business, in which event the Company shall give prompt written notice to each Agent.

          SECTION 3.4. Conduct of Business. Except (1) for the ownership and operation of Unrestricted Subsidiaries and any Investments permitted therein by clause (3) of Section 4.8 and (2) to the extent otherwise permitted pursuant to clause (5) of Section 4.8, continue, and cause each Restricted Subsidiary to continue (unless causing to so continue would constitute a breach of fiduciary duty), to engage in the operation of Stores and/or in the franchising of Stores to other Persons (and other matters and operations incidental to the foregoing, including, but not limited to, the holding of real estate or leasehold interests for Store locations and the distribution of Store supplies or inventory items), and no other line of business; provided, that after each acquisition by the Company or a Restricted Subsidiary of preexisting operating assets, the Company or such Restricted Subsidiary, as the case may be, shall have a reasonable period of time in which to dispose of any assets so acquired which do not relate, or are not being converted, to the operation of Stores or the franchising of Stores to other Persons (and other matters and operations incidental to the foregoing).

          SECTION 3.5. Maintenance of Insurance. Maintain, and cause each Restricted Subsidiary to maintain, insurance with commercially reasonable and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

          SECTION 3.6. Compliance With Laws. Comply, and cause each Subsidiary to comply, in all material respects with all material applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property except to the extent the validity thereof is being contested in good faith and by appropriate proceedings.

          SECTION 3.7. Right of Inspection. At any reasonable time and from time to time, permit any Creditor or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and any Subsidiary, and to discuss the affairs, finances, and accounts of the Company and any Subsidiary with any of their respective officers, directors and employees and the Company's independent accountants.

          SECTION 3.8. Reporting Requirements. Furnish to each of the Loan Agent and the Lease Agent (in such number of copies of each as may be specified by the Agents):

          (1) Retail Period financial statements. As soon as available and in any event within twenty (20) days after the end of each Retail Period of the Company (or in the case of the last Retail Period of each fiscal quarter of the Company, within forty-five (45) days after the end of such Retail Period), consolidated and consolidating balance sheets of the Company and its Restricted Subsidiaries as at the end of such Retail Period, consolidated and consolidating statements of operations of the Company and its Restricted Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such Retail Period and for the period commencing at the end of the previous Retail Period and ending with the end of such Retail Period, and consolidated and consolidating statements of cash flows of the Company and its Restricted Subsidiaries for the portion of the fiscal year ended with the last day of such Retail Period and for the period commencing at the end of the previous Retail Period and ending with the end of such Retail Period, all in reasonable detail and for statements of operations, stating in comparative form the respective budget figures for the corresponding period, and a "flash" report of sales by week by unit in the most complete form as previously delivered to each of the Loan Agent and the Lease Agent; provided, however, that the Company shall be under no obligation to deliver to the Loan Agent or the Lease Agent consolidating financial statements prior to any Creditor's written request therefor or if the Company has no Significant Subsidiary;

          (2) Quarterly financial statements. As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company, consolidated and consolidating balance sheets of the Company and its Restricted Subsidiaries as at the end of such fiscal quarter, consolidated and consolidating statements of operations of the Company and its Restricted Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, and consolidated and consolidating statements of cash flows of the Company and its Restricted Subsidiaries for the portion of the fiscal year ended with the last day of such fiscal quarter, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the previous fiscal year and certified by the Chief Financial Officer, Chief Accounting Officer, Vice President - Finance or any Senior Vice President of the Company (in his or her capacity as such, without personal liability therefor) as being prepared consistent with the Company's audited annual financial statements (subject (a) to year-end adjustments and changes in accounting policies permitted by GAAP which have been disclosed in writing to the Agents, and (b) to adjustments necessary to factor out the consolidated results of operations and financial position of ENBC from such financial statements); provided, however, that the Company shall be under no obligation to deliver to the Loan Agent or the Lease Agent consolidating financial statements prior to any Creditor's written request therefor or if the Company has no Significant Subsidiary;

          (3) Annual financial statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, (a) a consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, consolidated and consolidating statements of operations of the Company and its Subsidiaries for such fiscal year, and consolidated and consolidating statements of cash flows of the Company and its Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP and as to the consolidated statements accompanied by an unqualified opinion thereon, except for such qualifications as may be reasonably acceptable to the Required Creditors, by Arthur Andersen & Co. or other independent accountants selected by the Company and reasonably acceptable to the Required Creditors, and (b) consolidated and consolidating balance sheet of the Company and its Restricted Subsidiaries as at the end of such fiscal year, consolidated and consolidating statements of operations of the Company and its Restricted Subsidiaries for such fiscal year, and consolidated and consolidating statements of cash flows of the Company and its Restricted Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the prior fiscal year and all and certified by the Chief Financial Officer, Chief Accounting Officer, Vice President - Finance or any Senior Vice President of the Company (in his or her capacity as such, without personal liability therefor) as being prepared consistent with the Company's audited annual financial statements (subject to adjustments necessary to factor out the consolidated results of operations and financial position of ENBC from such financial statements); provided, however, that in no event shall the Company be obligated to deliver to the Loan Agent and the Lease Agent consolidating financial statements prior to any Creditor's written request therefor or if the Company has no Significant Subsidiary and ENBC is not then a Subsidiary;

          (4) Certificate of no Default. Together with the financial statements furnished by the Company under the preceding clauses (2) and
     (3), a certificate of the Chief Financial Officer, Chief Accounting Officer, Vice President - Finance or any Senior Vice President of the

     Company (in his or her capacity as such, and without personal liability therefor) (a) certifying that to the best of his or her knowledge no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (b) showing computations calculated as of the last day of the fiscal period then ended demonstrating compliance with each of the covenants contained in Article V;

          (5) Accountant's reports. (a) Together with the financial statements furnished by the Company under the preceding clause (3), a certificate of the independent public accountants who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specify in such certificate each such condition or event of which they have knowledge and the nature and status thereof; and (b) promptly upon receipt thereof, copies of any reports submitted to the Company or any Significant Subsidiary by independent certified public accountants in connection with examination of the financial statements of the Company or any Significant Subsidiary made by such accountants;

          (6) Updated Schedules. As soon as reasonably available in final form and in any event within forty-five (45) days after the end of each Retail Period, updated Schedules I, II and IV hereto which updated schedules shall be deemed as of the date of delivery to amend and restate in their entirety the previously delivered Schedules I, II and IV;

          (7) Notice of litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Company or any Subsidiary, which, in any one case or in the aggregate, are material to the Company and its Restricted Subsidiaries taken as a whole, or adversely affect the ability of the Company to perform its obligations under the Credit Documents;

          (8) Notice of Defaults and Events of Default. (a) Promptly after the Company becomes aware of the occurrence of a default (as such term is used in the 1995 Master Lease Agreement) or any event which with the passage of time, the giving of notice or both would constitute such a Default, and (b) as soon as possible and in any event within three (3) Business Days after the Company becomes aware of the occurrence of any other Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Company with respect thereto;

          (9) ERISA reports. Promptly after the filing or receiving thereof, copies of all substantive reports, including annual reports, with respect to each Plan for which the Company or a Subsidiary is the plan sponsor and material notices which the Company or any Subsidiary files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within thirty (30) days after the Company or any Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Company or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, the Company will deliver to each of the Loan Agent and the Lease Agent a certificate of the Chief Financial Officer, Chief Accounting Officer, Vice President - Finance or any Senior Vice President of the Company (in his or her capacity as such and with no personal liability therefor) setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination and the action the Company proposes to take with respect thereto;

          (10) Reports to other creditors. Promptly after the furnishing thereof, copies of any material statement or report furnished to any other creditor of the Company pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the Loan Agent and the Lease Agent pursuant to any other clause of this
     Section 3.8;

          (11) Proxy statements, etc. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements, reports and prospectus (whether preliminary or final) which the Company or any Restricted Subsidiary is required under applicable securities laws to send to its stockholders, and copies of all regular, periodic, and special reports, and all registration statements which the Company or any Restricted Subsidiary files with the Securities and Exchange Commission (or any governmental authority which may be substituted therefor) or with any national securities exchange;

          (12) Financed Franchisee Loan Documents. Promptly after the execution and delivery by a Financed Franchisee of any Financed Franchisee Loan Documents, copies of such Financed Franchisee Loan Documents;

          (13) Financed Franchisee and Financed Subsidiary quarterly financial statements. As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of each Financed Franchisee and each Financed Subsidiary, and as soon as available and in any event within ninety (90) days after the end of each fiscal year of each Financed Franchisee and each Financed Subsidiary, balance sheets of each such Financed Franchisee and each such Financed Subsidiary as at the end of such fiscal quarter or fiscal year, statements of operations of each such Financed Franchisee and each such Financed Subsidiary for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter or fiscal year, and statements of cash flows of each such Financed Franchisee and each such Financed Subsidiary for the portion of the fiscal year ended with the last day of such fiscal quarter or fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year and either (A) certified by the Chief Financial Officer, Chief Accounting Officer, Vice President - Finance or any Senior Vice President of the Company (in his or her capacity as such, without personal liability therefor) as being, to the best of such officer's knowledge, prepared in accordance with GAAP or (B) certified to the Creditors by the chief executive officer, the chief financial officer or treasurer of such Financed Franchisee or Financed Subsidiary as accurate, subject to changes resulting from normal, recurring year-end adjustments;

          (14) Contingent Lease Liabilities. Together with the financial statements furnished by the Company under the preceding clauses (2) and
     (3), a report showing the aggregate amount of payments due during the twelve-month period succeeding the date of such financial statements under all leases of Financed Franchisees with respect to which the Company is primarily liable pursuant to leases transferred to Financed Franchisees in accordance with clause (4) of Section 4.7; and

          (15) General information. Such other information respecting the condition or operations, financial or otherwise, of the Company or any Subsidiary as any of the Loan Agent, the Lease Agent, Documentation Agent or the Required Creditors may from time to time reasonably request.

          SECTION 3.9. Environmental Laws. Use and operate, and cause each Subsidiary to use and operate, all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all hazardous substances in material compliance with all applicable Environmental Laws, except to the extent the failure to comply with the foregoing would not result in a Material Adverse Change; and provide such information and certifications which any Creditors may reasonably request from time to time to evidence compliance with this Section.

          SECTION  3.10.  Credit Usage.

          (1) At the time of each incurrence, and after giving effect thereto, of Debt under the Credit Agreement or the 1996 Master Lease Agreement during any fiscal period set forth below (but only at such times and at no other times) demonstrate to the Loan Agent or the Lease Agent compliance with the ratio of (1) Senior Secured Indebtedness to (2) Annualized EBITDAL, for the fiscal quarter then most recently ended for which financial statements have been delivered to the Loan Agent and the Lease Agent pursuant to Section 3.8, does not exceed the ratio set forth below opposite such fiscal period:


          Fiscal period(s)               Ratio
          ----------------               -----
          Q4 1996                        2.50:1.00
          Q1 1997                        2.75:1.00
          Q2 1997                        3.00:1.00
          Q3 1997 - Q2 1998              2.75:1.00
          Q3, Q4 1998                    2.50:1.00
          Thereafter                     2.25:1.00

          (2) In the event the Company receives any proceeds from the incurrence of Debt under the Credit Agreement or the 1996 Master Lease Agreement on a day when, after giving effect to such incurrence, the ratio set forth in the preceding clause was exceeded, the Company shall repay to the Loan Agent and/or the Lease Agent, as the case may be, proceeds from the incurrence of such Debt in an amount sufficient to cause compliance with such ratio as of the date of such incurrence, such repayment to be due within 10 Business Days of written notice from the Loan Agent or the Lease Agent, as the case may be, requiring such repayment.


                                  ARTICLE IV

                              NEGATIVE COVENANTS
                              ------------------

          From and after the date hereof, so long as any Debt of the Company or any Guarantor arising under any of the Credit Documents shall remain unpaid or any Creditor shall have any contractual obligation under any Credit Document to extend credit of any nature to the Company, the Company will not:

          SECTION 4.1. Liens. Create, incur, assume, or suffer to exist, or permit any Restricted Subsidiary to create, incur, assume, or suffer to exist (unless failure to so permit would constitute a breach of fiduciary duty), any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except:

          (1) Liens securing obligations of a Restricted Subsidiary to the Company or a Guarantor;

          (2) Liens for taxes or assessments or other government charges or levies if not yet delinquent or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

          (3) Liens imposed by law, such as mechanics', materialmen's, landlords', warehousemen's, and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than thirty (30) days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

          (4) Liens under workers' compensation, unemployment insurance, social security, or similar legislation;

          (5) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

          (6) Judgment and other similar Liens arising in connection with court proceedings, provided, that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

          (7) Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by the Company or any Restricted Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

          (8) Liens securing Debt of the types permitted by clauses (6) and (12) of Section 4.2, provided, that with respect to Debt of the type permitted by clause (12) of Section 4.2, such Liens are in existence on the assets so acquired immediately prior to the consummation of the respective Investment or other acquisition permitted by clause (12) of Section 4.2 and such Liens were not created in anticipation of such Investment or other acquisition;

          (9) Purchase money Liens on any property owned or hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease, provided, that:

               (a) Any property subject to any of the foregoing is acquired by the Company or any Restricted Subsidiary in the ordinary course of its respective business and the Lien on any such property is created contemporaneously with or prior to such acquisition;

               (b) The obligation secured by any Lien so created, assumed, or existing shall not exceed ninety percent (90%) of the lesser of cost or fair market value as of the time of acquisition of the property covered thereby to the Company or Restricted Subsidiary acquiring the same;

               (c) Each such Lien shall attach only to the property so acquired and fixed improvements thereon; and

               (d) The Debt of the Company which is secured by such Liens plus the Debt of all Restricted Subsidiaries secured by such Liens arising after such Persons become Restricted Subsidiaries shall not exceed at any time outstanding in the aggregate Three Million Dollars ($3,000,000);

          (10) Liens arising pursuant to (a) the Credit Documents, (b) the 1995 Lease Documents, provided, that at no time shall the Financial Lease Debt arising from the 1995 Lease Documents exceed in principal amount One Hundred Twenty Million Dollars ($120,000,000) and (c) documentation evidencing other Financial Lease Debt, provided, that the documentation evidencing such Financial Lease Debt shall not contain any representation, covenant or default which is more restrictive than the respective representations, covenants and defaults set forth in this Agreement;

          (11) Liens on dividends and returned premiums due to the Company with respect to its insurance policies securing not more than Two Million Dollars ($2,000,000) at any one time outstanding of insurance premiums due with respect to such policies;

          (12) Liens on the Denver Support Center, provided, that the aggregate amount of Debt secured by such Liens shall in no event exceed Twenty-Five Million Dollars ($25,000,000); and

          (13) Other Liens not of the type permitted by the foregoing clauses
     (1) through (12), provided, that the aggregate amount of Debt secured by such Liens shall in no event exceed Ten Million Dollars ($10,000,000).

          SECTION 4.2. Debt. Create, incur, assume, or suffer to exist, or permit any Restricted Subsidiary to create, incur, assume, or suffer to exist (unless failure to so permit would constitute a breach of fiduciary duty), any Debt, except:

          (1) Debt of the Company under the Credit Documents, provided, that at no time shall (a) Debt arising from the Credit Agreement exceed $150,000,000 or (b) Debt arising from the 1996 Master Lease Agreement exceed $300,000,000;

          (2) Debt described in Schedule IIIB, but no renewals, extensions, or refinancings thereof;

          (3) Accounts payable to trade creditors for goods or services which are not aged more than ninety (90) days from billing date incurred in the ordinary course of business and paid within the specified time, unless contested in good faith and by appropriate proceedings;

          (4) Debt of any Restricted Subsidiary to the Company provided such Debt complies with any applicable requirements set forth in Section 4.8;

          (5) Debt of the Company arising with respect to Company's commitment to provide funds to any Financed Franchisee or to any Financed Subsidiary so long as such commitment to provide funds complies with the requirements set forth in Section 4.8;

          (6) Debt which constitutes indebtedness for borrowed money owed by a Financed Franchisee to a Person other than the Company which indebtedness is in existence on the date such Financed Franchisee becomes a Financed Subsidiary, and any renewal, extension or refinancing of such Debt, provided, that both before and after giving effect to such Financed Franchisee becoming a Financed Subsidiary no Default or Event of Default shall exist or be continuing, and provided further, that the outstanding principal amount of such Debt shall at no time exceed the principal amount of such Debt outstanding on the date such Financed Franchisee becomes a Financed Subsidiary;

          (7) Debt which is secured by Liens of the type described in clauses
     (9), (10), (11) or (12) of Section 4.1;

          (8) Debt which constitutes Current Pay Subordinated Debt, provided, that (i) both before and after giving effect to the incurrence of such Debt no Default or Event of Default shall have occurred or be continuing and (ii) if such Current Pay Subordinated Debt had been incurred as of the last day of the then most recently ended fiscal quarter of the Company, after giving effect to the incurrence of such Debt no Default or Event of Default would have existed;

          (9) Debt which constitutes Non-Current Pay Subordinated Debt, provided that both before and after giving effect to the incurrence of any such Non-Current Pay Subordinated Debt no Default or Event of Default shall exist or be continuing;

          (10) Debt of the type permitted by Sections 4.4, 4.5, 4.8(1)(b), (c) and (d) and 4.9;

          (11) Debt of the Company arising under the BWRE Guaranty, provided that (a) the principal amount of indebtedness guaranteed by the BWRE Guaranty shall at no time exceed $7,350,000 and (b) so long as the BWRE Guaranty shall remain outstanding, (i) the only assets of BWRE shall be the BWRE Parcels, those certain Land and Building Leases, each dated February 16, 1996, between Boston West, L.L.C., as tenant, and BWRE, as landlord, relating to the BWRE Parcels and all rights as landlord arising under such Land and Building Leases and (ii) Stores shall be operated on the BWRE Parcels;

          (12) Debt incurred or assumed in connection with Investments and other acquisitions permitted under this Agreement, provided, that the aggregate principal amount of such Debt shall not exceed $25,000,000 at any one time outstanding; and

          (13) Unsecured Debt not of the type described in the foregoing clauses
     (1) through (12) in an aggregate principal amount not to exceed at any one time outstanding Twenty-Five Million Dollars ($25,000,000); provided, that
     (i) before and after giving effect to the incurrence of such Debt no Default or Event of Default shall have occurred or be continuing and (ii) if such unsecured Debt had been incurred as of the last day of the then most recently ended fiscal quarter of the Company, after giving effect to the incurrence of such unsecured Debt no Default or Event of Default would have existed.

          SECTION 4.3. Mergers, Etc. Merge or consolidate with, or sell, assign, lease, liquidate, dissolve or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or substantially all of the assets or the business of any Person, or permit any Restricted Subsidiary to do so (unless failure to so permit would constitute a breach of fiduciary duty), except that:

          (1) any Restricted Subsidiary may merge into or consolidate with or transfer assets to the Company or a Guarantor, provided, that in the case of a Guarantor which is a Special Purpose Subsidiary the only assets of the Subsidiary so merged, consolidated or transferred shall be assets of the type permitted pursuant to the definition of "Special Purpose Subsidiary";

          (2) any Restricted Subsidiary may be dissolved;

          (3) the Company, any Guarantor, any Financed Subsidiary or Special Purpose Subsidiary may acquire all or substantially all of the assets or the business of any Person, provided, that (i) in the case of a Special Purpose Subsidiary the only assets so acquired shall be of a type permitted pursuant to the definition of "Special Purpose Subsidiary", and (ii) as of and after giving effect to such acquisition no Default or Event of Default shall exist or be continuing; and

          (4) the Company or any Guarantor may acquire capital stock, partnership units or other equity interests of a Financed Franchisee or a Restricted Subsidiary in compliance with clause (2) of Section 4.8.

          SECTION 4.4. Leases. Create, incur, assume, or suffer to exist, or permit any Restricted Subsidiary to create, incur, assume, or suffer to exist (unless failure to so permit would constitute a breach of fiduciary duty), any obligation as lessee for the rental or hire of any real or personal property, except:

          (1) operating leases of personal property and Capital Leases which do not give rise to any Lien except those permitted by Section 4.1 and leases which would be Capital Leases except that because of their immateriality GAAP does not require them to be capitalized on the books of the lessee, provided, that in the case of Capital Leases, the sum as of any date of (i) the aggregate amount of payments due during the twelve month period succeeding such date under all such Capital Leases which do not give rise to any Lien plus

     (ii) the aggregate amount of payments due during the twelve month period succeeding such date under all such Capital Leases which give rise to a Lien permitted only by clauses (13) of Section 4.1 shall at no time exceed Ten Million Dollars ($10,000,000);

          (2) any leases of real property on which the Company or a Franchisee operates or plans to operate a Store or which the Company or any Restricted Subsidiary uses or intends to use for office space or similar purposes, including without limitation any lease by the Company of the Denver Support Center;

          (3) leases between the Company and any Restricted Subsidiary or between any Restricted Subsidiaries; and

          (4) the Master Leases, any Sublease and any other Financial Lease Debt permitted hereunder.

          SECTION 4.5. Sale and Leaseback. Sell, transfer, or otherwise dispose of, or permit any Restricted Subsidiary to sell, transfer, or otherwise dispose of (unless failure to so permit would constitute a breach of fiduciary duty), any real or personal property or fixtures to any Person and thereafter directly or indirectly lease back the same or similar property, except: any sale and subsequent lease back of (1) real or personal property and fixtures consummated in accordance with any Financial Lease Debt or the Subleases; provided, that the Company shall require any net proceeds from such sale which are received on or about the effective date of such Financial Lease Debt and which are paid directly or indirectly to a Financed Franchisee to be used by such Financed Franchisee to reduce such Financed Franchisee's Debt to the Company or (2) the Denver Support Center.

          SECTION 4.6. Dividends. Declare or pay any dividends; or purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding; or make any distribution of assets to its stockholders as such whether in cash, assets, or obligations of the Company; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of, any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock; or permit any of its Restricted Subsidiaries (unless failure to so permit would constitute a breach of fiduciary duty) to purchase or otherwise acquire for value any stock of the Company or another Restricted Subsidiary, except that (1) the Company may declare and deliver dividends and make distributions payable solely in capital stock of the Company and (2) Guarantors may purchase or otherwise acquire for value stock of the Company, provided, that any such Guarantor shall either (x) sell such stock at its fair market price within twenty Business Days of its acquisition thereof or
(y) use such stock as consideration for or in connection with any acquisition permitted pursuant to this Agreement.

          SECTION 4.7. Sale of Assets. Sell, lease, assign, transfer, or otherwise dispose of, or permit any Restricted Subsidiary to sell, lease, assign, transfer, or otherwise dispose of (unless failure to so permit would constitute a breach of fiduciary duty), any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of Restricted Subsidiaries, receivables, leasehold interests, franchise agreements, trademarks, trade names, copyrights, licenses and other general intangible interests), except:

          (1) for assets disposed of in the ordinary course of business;

          (2) the sale or other disposition of assets no longer used or useful in the conduct of its business;

          (3) the sale, leasing or other disposition of real property or the subleasing of leasehold interests (a) to ENBC or a franchisee of ENBC for the operation of a retail bagel outlet or (y) to any other Person, provided, that the Company and its Restricted Subsidiaries may not lease or sublease more than 30,000 square feet of retail space to Persons (other than retail space leased to ENBC or its franchisees to be operated as retail bagels outlets) during any fiscal year;

          (4) that any Restricted Subsidiary may sell, lease, assign, or otherwise transfer its assets to the Company or any Guarantor unless in the case of a Guarantor which is a Special Purpose Subsidiary, such assets are not of a type permitted pursuant to the definition of "Special Purpose Subsidiary";

          (5) that the Company or any Restricted Subsidiary may sell, lease, assign or otherwise transfer to a Franchisee any real property, leasehold interests or personal property associated with the operation of Stores, provided that such sale, lease, assignment or transfer is on commercially reasonable terms negotiated at arms' length and that after giving effect to such sale, lease, assignment or transfer no Default or Event of Default shall exist or be continuing;

          (6) sales permitted under Section 4.5;

          (7) any issuances or sales of the capital stock, partnership units or other equity interests of any Restricted Subsidiary or other Person permitted pursuant to Section 4.11;

          (8) any sale, lease, assignment, transfer or other disposition permitted or required by any Master Lease or the Agency Agreement;

          (9) any disposition of operating assets permitted by the proviso in
     Section 3.4;

          (10) any transfer by the Company to a Guarantor of the Company's conversion rights, options, first refusal rights or preemptive rights provided in any Financed Franchisee Loan Documents or otherwise, provided that such conversion rights are exercised by the Guarantor within 10 days after such transfer; and

          (11) other dispositions by the Company or any Restricted Subsidiary not of the type described in the foregoing clauses (1) through (10) provided that the aggregate amount of all such dispositions shall not exceed $5,000,000 during the term of this Agreement.

          SECTION 4.8. Investments. Make, or permit any Restricted Subsidiary to make (unless failure to so permit would constitute a breach of fiduciary duty), any Investment in any Person except:

          (1) loans and advances made by the Company to (a) Financed Franchisees; provided, that (i) the initial loans or advances to any Financed Franchisee are or have been made pursuant to Financed Franchisee Loan Documents, (ii) such loans or advances are evidenced by promissory notes pledged to the Loan Agent for the benefit of the Creditors pursuant to the Pledge Agreement, (iii) all such loans and advances to Financed Franchisees shall be secured in the manner described in paragraph (3) of
     Schedule V, (iv) all Liens in favor of the Company securing such loans and advances are duly perfected within 30 days of the initial loan or advance to such Financed Franchisee, and (v) the aggregate principal amount of all loans and advances made by the Company to any Financed Franchisee under the Financed Franchisee Loan Documents shall not exceed at any time an amount equal to the products of four (4) multiplied by the aggregate amount of all capital contributions theretofore made to such Financed Franchisee; (b) Financed Subsidiaries; provided, that (i) such loans and advances are made pursuant to Financed Subsidiary Loan Documents, (ii) such loans or advances are evidenced by promissory notes pledged to the Loan Agent for the benefit of the Creditors pursuant to the Pledge Agreement and
     (iii) all Liens in favor of the Company securing such loans and advances are duly perfected prior to the initial loan or advance thereunder; (c) Guarantors, provided that such loans and advances are evidenced by promissory notes; and (d) to the extent and only to the extent a Sublease may be deemed to be a loan or advance, to Franchisees or Financed Subsidiaries as lessees under a Sublease;

          (2) the acquisition by the Company or any Guarantor of the capital stock, partnership units or other equity interests of any Financed Franchisees, Financed Subsidiaries or Guarantor; provided, that before and after giving effect to such acquisition no Default or Event of Default shall exist or be continuing;

          (3) Investments in ENBC, provided, that (a) the aggregate amount of all Investments by the Company and its Restricted Subsidiaries in ENBC (which may be subordinated to Debt of ENBC owed to third parties) after the date hereof shall at no time exceed the sum of (i) $50,000,000 plus (ii) the lesser of (x) the product of $25,000,000 multiplied by the number of anniversaries of the date hereof which have then occurred and (y) 150% of the cumulative net income (minus any net loss) of ENBC for each full fiscal quarter of ENBC occurring after July 31, 1996 plus (iii) in the case of Investments consisting of the acquisition of capital stock of ENBC, such additional amounts as shall be necessary for the Company to maintain ownership of greater than 50% of the issued and outstanding voting capital stock of ENBC; (b) upon the occurrence of an ENBC Event of Default which constitutes a default in payment, no further Investments may thereafter be made in ENBC; (c) upon the occurrence of an ENBC Event of Default which does not constitute a default in payment, (i) for so long as such ENBC Event of Default remains uncured and unwaived (in accordance with the terms of the ENBC Credit Agreement), no Investments may be made in ENBC and (ii) following the waiver or cure of such ENBC Event of Default (in accordance with the terms of the ENBC Credit Agreement), additional Investments thereafter made may not exceed in the aggregate $10,000,000; and (d) in no event shall the aggregate amount of Investments in ENBC made by the Company after the date hereof exceed $125,000,000;

          (4) loans and advances made by the Company to an employee in connection with the relocation of such employee provided such loans and advances are consistent with past practices;

          (5) non-hostile strategic Investments consisting of purchases or other acquisitions of capital stock, obligations or other securities of any Person or capital contributions to or other investments or acquisitions of any interest in any Person in an aggregate amount for all such Persons not in excess of $25,000,000 from the date hereof through the Termination Date, as approved by the Board of Directors of the Company, provided that such strategic investments are reasonably related to the Company's existing business at the time of such investment;

          (6) direct obligations of (or obligations fully guaranteed or insured by) the United States or any agency thereof with maturities of one year or less from the date of acquisition;

          (7) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank having capital and surplus in excess of One-Hundred Million Dollars ($100,000,000);

          (8) commercial paper and variable and fixed rate notes issued by any commercial bank having capital and surplus in excess of One Hundred Million Dollars ($100,000,000);

          (9) commercial paper and variable rate notes issued by, or guaranteed by, any industrial or financial company with a short term commercial paper rating of at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc., and in each case maturing within one year after the date of acquisition;

          (10) stock, obligations, or securities received in settlement of debts (created in the ordinary course of business) owing to the Company or any Restricted Subsidiary; and

          (11) loans and advances not of the type described in the foregoing clauses (1) through (10) in the aggregate principal amount not to exceed at any one time outstanding Six Million Dollars ($6,000,000).

          SECTION 4.9. Guaranties, Etc. Assume, guarantee, endorse, or otherwise be or become directly or contingently responsible or liable, or permit any Restricted Subsidiary to assume, guarantee, endorse, or otherwise be or become directly or contingently responsible or liable (unless failure to so permit would constitute a breach of fiduciary duty) for obligations of any Person (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services primarily for the purpose of enabling such Person to make payment of such obligations, or to supply or advance any funds, assets, goods, or services primarily for such purpose, or to maintain or cause such Person to maintain a minimum working capital or net worth, or otherwise to assure the creditors of any Person against loss), except:

          (1) guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

          (2) primary liability for (a) leases transferred to Financed Franchisees in accordance with clause (5) of Section 4.7 and (b) Subleases pursuant to the Master Leases;

          (3) other guaranties of lease payments of Franchisees, provided that as of any date the aggregate amount of all payments due during the twelve month period succeeding such date under all real property leases of Franchisees which are the subject of such other guaranties do not exceed $8,000,000 through fiscal year 1997, $10,000,000 during fiscal year 1998, with annual increases in this limit thereafter of $1,000,000;

          (4) guaranties of Debt permitted solely by clause (11) and (13) of
     Section 4.2; and

          (5) any Guaranty.

          SECTION 4.10. Transactions With Affiliate. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Financed Franchisee or Affiliate, or permit any Restricted Subsidiary to enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Financed Franchisee or Affiliate, except pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms not materially less favorable to the Company or such Restricted Subsidiary than similar transactions entered into with a Person not a Financed Franchisee or Affiliate; provided that, the foregoing shall not prohibit any transaction effected in accordance with the respective Financed Franchisee Loan Documents, Financed Subsidiary Loan Documents or Subleases.

          SECTION  4.11.  Subsidiary, Etc.

          (1) Create, acquire or otherwise permit to exist any Subsidiaries other than: (a) Special Purpose Subsidiaries; (b) Financed Subsidiaries; (c) other Restricted Subsidiaries the acquisition of which is permitted by Section 4.8(5); (d) the Unrestricted Subsidiaries; (e) one or more wholly-owned Guarantors the sole business of which is owning, operating, licensing, franchising or providing support services for Stores which are located outside of the United States of America and (f) one or more wholly-owned Guarantors the sole business of which is owning, operating or franchising Stores which operate under the tradename "Boston Carver" and which do not serve the full menu offered at a Store operating under the tradename of "Boston Market"; provided, that with respect to any Subsidiary described in clause (b) or (c) of this Section 4.11(1), in the event the Company shall directly or indirectly acquire all of the issued and outstanding voting stock, general partners interests or other equity interests having ordinary voting power to elect the board of directors or other managers of such Subsidiary, simultaneously with such acquisition such Subsidiary shall execute and deliver to the Loan Agent and the Lease Agent a Guaranty;

          (2) Sell or otherwise dispose of any shares of the capital stock, partnership units or other equity interests of any Subsidiary or permit any Subsidiary to issue any additional shares of its capital stock, partnership units or other equity interest, other than in connection with stock splits, stock dividends or similar issuances, except directors qualifying shares or shares, partnership units or other units or interests issued: (1) for fair consideration; (2) to the Company or any Guarantor upon exercise of the Company's or such Guarantor's conversion rights, options, first refusal rights or preemptive rights provided in the Financed Franchisee Loan Documents or otherwise; or (3) to employees of such Subsidiary upon exercise of employee stock, unit or other equity options, provided, that at the time such options are granted the exercise price is not less than the fair market value of such stock, unit or other equity interest and, provided, further that after giving effect to the issuance of stock, units or other equity interest upon exercise of such options, the issuer would continue to be a Subsidiary.

          SECTION 4.12. Real Property. Purchase or otherwise acquire, or permit any Restricted Subsidiary to purchase or otherwise acquire, title to any real property (excluding leasehold improvements), except:

          (1) the Company, any Guarantor, any Financed Subsidiary or any Special Purpose Subsidiary may purchase or acquire real property (a) in accordance with the terms and provisions of the 1996 Master Lease Agreement and the Agency Agreement or (b) on which Stores are to be operated;

          (2) the Company, or any Restricted Subsidiary may purchase or acquire real property to be used for office space or similar purposes, including without limitation the Denver Support Center;

          (3) the Company or any Restricted Subsidiary may purchase and acquire real property in connection with the sale, lease or other disposition of such property in accordance with clause (3) of Section 4.7; and

          (4) the Company, any Financed Subsidiary and any Special Purpose Subsidiary may purchase or acquire real property in connection with an acquisition permitted pursuant to clause (3) of Section 4.3 or clause (5) of Section 4.8;

provided that at no time shall the book value of all real property owned by the Company and its Restricted Subsidiaries on a consolidated basis (less the book value of any leasehold improvements thereon) exceed an aggregate amount equal to fifty percent (50%) of the Company's then total consolidated assets.

          SECTION 4.13. Subordinated Debt. Make any payment or prepayment with respect to Subordinated Debt except that (1) interest may be paid on Current Pay Subordinated Debt and Non-Current Pay Subordinated Debt (to the extent permitted by the terms of such Current Pay Subordinated Debt or Non-Current Pay Subordinated Debt, including the subordination provisions thereof) and (2) Subordinated Debt and interest thereon may be converted into equity of the Company or may be prepaid solely from the proceeds of a substantially contemporaneous issuance of equity or Subordinated Debt (provided that such Subordinated Debt shall be Non-Current Pay Subordinated Debt if the Subordinated Debt so prepaid is Non-Current Pay Subordinated Debt) of the Company.

          SECTION 4.14. Financed Franchisee. (1) Amend, modify or otherwise waive in any respect the terms, conditions or provisions of any Financed Franchisee Loan Document if but for such amendment, modification or waiver and any previous amendments, modifications or waivers, the Financed Franchisee party to such Financed Franchisee Loan Documents would have outstanding payment defaults aggregate in excess of $100,000 thereunder or if such amendment, modification or waiver would otherwise cause such documents to no longer meet each of the requirements set forth on Schedule V and (2) permit the aggregate principal amount of Debt of all Financed Franchisees which is owed to Persons other than the Company and which is senior to any Debt of such Financed Franchisee owed to the Company to exceed at any time (a) prior to the first anniversary of the date hereof, $75,000,000, (b) on or after such first anniversary but prior to the second anniversary of the date hereof, $100,000,000 and (c) on or after such second anniversary, $125,000,000.


                                   ARTICLE V

                              FINANCIAL COVENANTS
                              -------------------

          From and after the date hereof, so long as any Debt of the Company or any Guarantor arising under any of the Credit Documents shall remain unpaid or any Creditor shall have any contractual obligation under any Credit Document to extend credit of any nature to the Company, the Company will:

          SECTION 5.1. Maximum Senior Secured Leverage Ratio. Maintain, as of the last day of each fiscal quarter occurring during the respective fiscal periods set forth below, a ratio of (1) Senior Secured Indebtedness to (2) Annualized EBITDAL, for the fiscal quarter then most recently ended, of not greater than the ratio set forth below opposite such fiscal period:

               Fiscal Period(s)          Covenant Level
               ----------------          --------------
               Q4 1996                   2.75:1.00
               Q1, Q2 1997               3.00:1.00
               Q3 1997 - Q2 1998         2.75:1.00
               Q3, Q4 1998               2.50:1.00
               Thereafter                2.25:1.00

          SECTION 5.2. Maximum Leverage Ratio. Maintain, as of the last day of each fiscal quarter occurring during the respective fiscal periods set forth below, a ratio of (1) Total Indebtedness to (2) Annualized EBITDAL, for the fiscal quarter then most recently ended, of not greater than the ratio set forth below opposite such fiscal period:

               Fiscal Period(s)          Covenant Level
               ----------------          --------------
               Q4 1996                   3.25:1.00
               Q1 1997                   3.75:1.00
               Q2, Q3 1997               3.25:1.00
               Q4 1997 - Q4 1998         3.00:1.00
               Thereafter                2.75:1.00

          SECTION 5.3. Fixed Charge Coverage Ratio. Maintain, as of the last day of each fiscal quarter occurring during the respective fiscal periods set forth below, a ratio of (1) EBITDAL for the four consecutive fiscal quarters then ended to (2) Consolidated Fixed Charges, for such four consecutive fiscal quarter period, of not less than the ratio set forth below opposite such fiscal period:

               Fiscal Period(s)          Covenant Level
               ----------------          --------------
               Q4 1996 - Q2 1997         2.50:1.00
               Q3 1997 - Q4 1998         2.75:1.00
               Thereafter                3.00:1.00

          SECTION 5.4. Store Revenue. Maintain, during each Retail Period occurring during the fiscal periods set forth below, an average weekly gross revenue during such Retail Period per Store for all such Stores (whether operated by the Company or a Franchisee) of not less than the amount set forth below opposite such fiscal period:

               Fiscal Period             Covenant Level
               -------------             --------------
                    1996                    $20,000
                    1997                    $20,500
                    1998                    $22,000
                    Thereafter              $23,500


                                  ARTICLE VI

                               EVENTS OF DEFAULT
                               -----------------

          SECTION 6.1. Events of Default. If any of the following events ("Events of Default") shall occur:

          (1) Any representation or warranty made or deemed made (pursuant to any Credit Document) by the Company or any Subsidiary in this Agreement or any other Credit Document or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Credit Document shall prove, in light of the circumstances under which it was made, to have been incorrect in any material respect on or as of the date made or deemed made;

          (2) The Company or any Subsidiary shall fail to perform or observe any term, covenant or agreement contained in Sections 4.3, 4.4, or 4.6 through
     4.14 of this Agreement applicable thereto;

          (3) The Company or any Subsidiary shall fail to perform or observe any term, covenant or agreement contained in Sections 4.1, 4.2, 4.5 or 5.1 through 5.4 of this Agreement and such failure shall continue for four (4) Business Days after the earlier of discovery, notification or final calculation thereof applicable thereto;

          (4) The Company or any Subsidiary shall fail to perform or observe any other term, covenant, or agreement contained in any Credit Document applicable thereto (other than those Sections referenced in the foregoing clauses (2) and (3)) on its part to be performed or observed and such failure shall continue for fifteen (15) Business Days following notice thereof from any of the Loan Agent, the Lease Agent or the Required Creditors;

          (5) The Company or any Restricted Subsidiary shall (i) fail to make any payment of principal, interest, premium, rents or fees with respect to any indebtedness for borrowed money (including, without limitation, the Revolving Notes) or any Financial Lease Debt (including, without limitation, the Master Leases) of the Company or such Restricted Subsidiary in an amount in excess of $1,000,000, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and any applicable grace periods shall have expired (and in the case of indebtedness for borrowed money, other than the Revolving Notes, or Financial Lease Debt, other than the Master Leases, the amount which the Company or any Restricted Subsidiary so fails to pay is in excess of $1,000,000), or (ii) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any indebtedness for borrowed money (including, without limitation, the Revolving Note) or any Financial Lease Debt (including, without limitation, the Master Leases) of the Company or such Restricted Subsidiary in an amount in excess of $1,000,000, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration, after the giving of notice, of the maturity of such indebtedness, unless such failure to perform or observe shall be waived by the holder of such indebtedness or Financial Lease Debt without any material payment or other material accommodation on the part of the Company or such Restricted Subsidiary; or any such indebtedness or Financial Lease Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

          (6) The Company or any of its Significant Subsidiaries (a) shall generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as such debts become due; or (b) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (c) shall commence any proceeding under any bankruptcy, reorganization, arrangements, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or adjudication or appointment is made and which remains undismissed for a period of sixty (60) days or more; or (e) by any act or omission shall indicate its consent to, approval of, or knowing acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (f) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of sixty (60) days or more;

          (7) Any Financed Franchisee shall fail to pay any sum owed to the Company in connection with indebtedness for borrowed money (including any interest or premium thereon) in an aggregate amount in excess of two million dollars ($2,000,000) when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and any applicable grace period shall have expired;

          (8) One or more judgments, decrees, or orders for the payment of money in excess of the greater of 3% of the consolidated net worth of the Company and its Restricted Subsidiaries at such time or of two million Dollars ($2,000,000) in the aggregate shall be rendered against the Company or any of its Subsidiaries, and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of twenty (20) consecutive days without being vacated, discharged, satisfied, escrowed, stayed or bonded pending appeal;

          (9) Any of the following events occur or exist with respect to the Company or any ERISA Affiliate: (a) any Prohibited Transaction involving any Plan; (b) any Reportable Event with respect to any Plan; (c) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (d) any event or circumstance that might reasonably constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; (e) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, would be reasonably likely in the opinion of either the Loan Agent or the Lease Agent to subject the Company to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed two million Dollars ($2,000,000) and such event or condition remains unsatisfied after fifteen (15) Business Days from its initial occurrence or results in a Lien (subject to Liens permitted under Section 4.1) on Company's assets;

          (10) Any Guaranty shall, at any time after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the respective Guarantor, or the respective Guarantor shall deny it has any further liability or obligation under or shall fail to perform its material obligations under such Guaranty (subject to any applicable grace periods set forth therein);

          (11) Any Change of Control; or

          (12) Any Material Adverse Change.

          SECTION 6.2. Effect of Event of Default. If any Event of Default shall occur, (1) the Loan Agent, the Issuing Lender and the Lenders shall have all the rights and remedies available to them under the Credit Agreement and the other Loan Documents subject to the terms of the Intercreditor Agreement and (2) the Lease Agent, GECC and the Lease Participants shall have all the rights and remedies available to them under the 1996 Master Lease Agreement and the other 1996 Lease Documents subject to the terms of the Intercreditor Agreement.


                                  ARTICLE VII

                                 MISCELLANEOUS
                                 -------------

          SECTION 7.1. Waivers and Amendments. The provisions of this Agreement from time to time may be amended, modified or waived in accordance with the terms of the Intercreditor Agreement.

          Upon the effectiveness of any consent, amendment, modification or waiver under this Agreement, the Loan Agent shall promptly give each Lender and the Lease Agent shall give each Lease Participant written notice (including a description) of such consent, amendment, modification or waiver.

          SECTION 7.2. Notices, Etc. All notices and other communications provided for under this Agreement shall be in writing (including telegraphic, telex or facsimile communication) and mailed or telecommunicated or delivered to the address of the respective party hereto as set forth on the signature pages hereto (or, in the case of (1) the Issuing Lender and the Lenders, the address set forth in the Credit Agreement, and (2) the Lease Participants, the address set forth in the Participation Agreement); or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 7.2. All such notices and communications shall, when mailed or telecommunicated, be effective upon the earlier of actual receipt or three (3) Business Days after deposited in the mails, or one (1) Business Day after transmitted by telex and the appropriate answerback received, transmitted by facsimile or delivered to the telegraph company, respectively, addressed as aforesaid.

          SECTION 7.3. No Waiver; Remedies. No failure on the part of any party to exercise, and no delay in exercising, any right, power, or remedy under any Credit Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Credit Documents preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Credit Documents are cumulative and not exclusive of any remedies provided by law.

          SECTION 7.4. Successors and Assigns. (1) This Agreement shall be binding upon and inure to the benefit of the Company and the Creditors and their respective successors and assigns, except that the Company may not assign or transfer any of its rights hereunder without the prior written consent of the Loan Agent and the Lease Agent, all the Lenders and all the Lease Participants and (2) a Creditor may only assign its rights under this Agreement in connection with an assignment by such Creditor of its interests under the Credit Documents.

          SECTION 7.5. Costs, Expenses, and Taxes. Without duplication of obligations under other Credit Documents, the Company agrees to pay on demand all reasonable costs and expenses of the Agents in connection with the preparation, execution, delivery, filing, recording, and administration of this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Loan Agent and the Lease Agent, and local counsel who may be retained by said counsel in connection with perfecting security interests, with respect thereto, and all costs and expenses, if any, of the Agents and the Creditors in connection with the enforcement of this Agreement.

          SECTION 7.6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict of laws provisions.

          SECTION 7.7. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 7.8. Headings. Article and Section headings in this Agreement are included herein for the convenience of reference only and shall not constitute a part hereof for any other purpose.

          SECTION 7.9. SUBMISSION TO JURISDICTION; WAIVER OF VENUE. THE PARTIES HERETO, AND EACH CREDITOR BY ENTERING INTO THE RESPECTIVE CREDIT DOCUMENTS TO WHICH IT IS A PARTY SHALL BE DEEMED BY THE EXECUTION AND DELIVERY OF SUCH CREDIT DOCUMENTS TO, (1) (A) WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS, HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK

STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK, AND (B) WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY MORTGAGE, SUCH OTHER STATE COURT OR FEDERAL CIRCUIT COURT SITTING IN OR NEAREST TO THE COUNTY IN WHICH THE PROPERTY IN QUESTION SUBJECT TO SUCH MORTGAGE IS LOCATED, (2) IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR FEDERAL COURT SPECIFIED IN SECTION 7.9(1) AND (3) AGREE NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST ANY AGENT, ANY OTHER PARTY HERETO OR THE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY OF ANY THEREOF, ARISING OUT OF OR RELATING TO THIS AGREEMENT, IN ANY COURT OTHER THAN AS HEREINABOVE SPECIFIED IN THIS SECTION 7.9. THE PARTIES HERETO AND EACH CREDITOR BY ENTERING INTO THE RESPECTIVE CREDIT DOCUMENTS TO WHICH IT IS A PARTY SHALL BE DEEMED BY THE EXECUTION AND DELIVERY OF SUCH CREDIT DOCUMENTS TO, HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUCH ACTION OR PROCEEDING (WHETHER BROUGHT BY SUCH PARTY OR OTHERWISE) IN ANY COURT HEREINABOVE SPECIFIED IN THIS SECTION 7.9 AS WELL AS ANY RIGHT THEY MAY NOW OR HEREAFTER HAVE, TO REMOVE ANY SUCH ACTION OR PROCEEDING, ONCE COMMENCED, TO ANOTHER COURT ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE. THE PARTIES HERETO AND EACH CREDITOR BY ENTERING INTO THE RESPECTIVE CREDIT DOCUMENTS TO WHICH IT IS A PARTY SHALL BE DEEMED BY THE EXECUTION AND DELIVERY OF SUCH CREDIT DOCUMENTS TO, AGREE THAT A FINAL, NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

          SECTION 7.10. General Indemnity. In addition to the payment of expenses pursuant to Section 7.5 and without duplication of obligations under the Credit Documents, Company agrees to indemnify, pay and hold the Loan Agent, the Lease Agent and the officers, directors, employees, agents, and affiliates of the Loan Agent and the Lease Agent, (collectively, the "Indemnitees"), harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for any of such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not any of such Indemnitees shall be designated a party thereto) that may be imposed on, incurred by, or asserted against any Indemnitee, in any manner relating to or arising out of this Agreement or any other agreements executed and delivered by the Company in connection herewith (the "indemnified liabilities"); provided, that Company shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Indemnitee or from any action by an Indemnitee against an officer, director or employee of an Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Company shall contribute the maximum portion that it is permitted to pay under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this Section 7.10 shall survive satisfaction and payment of the Company's obligations hereunder and termination of this Agreement.

          SECTION 7.11. WAIVER OF JURY TRIAL. THE PARTIES HERETO, AND EACH CREDITOR BY ENTERING INTO THE RESPECTIVE CREDIT DOCUMENTS TO WHICH IT IS A PARTY SHALL BE DEEMED BY THE EXECUTION AND DELIVERY OF SUCH CREDIT DOCUMENTS TO, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY OTHER DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, AND AGREE THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY; THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS ENTERING INTO THIS AGREEMENT.

          SECTION 7.12. SERVICE OF PROCESS. THE PARTIES HERETO, AND EACH CREDITOR BY ENTERING INTO THE RESPECTIVE CREDIT DOCUMENTS TO WHICH IT IS A PARTY SHALL BE DEEMED BY THE EXECUTION AND DELIVERY OF SUCH CREDIT DOCUMENTS TO, HEREBY IRREVOCABLY CONSENT TO SERVICE OF PROCESS BY MEANS OF CERTIFIED MAIL AT THE ADDRESS PROVIDED FOR IN SECTION 7.2. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF THE AGENTS OR THE COMPANY TO SERVE SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                         BOSTON CHICKEN, INC.


                         By: /s/ BERNADETTE M. DENNEHY
                             -----------------------------------
                             Name: Bernadette M. Dennehy
                             Title: Vice President

                         14123 Denver West Parkway
                         P.O. Box 4086
                         Golden, CO 80401-4086
                         Attn: Bernadette M. Dennehy

                         Telephone:  (303) 278-9500



                         BANK OF AMERICA ILLINOIS, as Loan Agent


                         By: /s/ DAVID A. JOHANSON
                             -----------------------------------
                             Name: David A. Johanson
                             Title: Vice President

                         231 South LaSalle Street
                         Chicago, IL 60697
                         Attn: David A. Johanson

                         Telephone:  (312) 828-3782



                         GENERAL ELECTRIC CAPITAL CORPORATION,
                           as Lease Agent


                         By: /s/ DAVID AVIGDOR
                             -----------------------------------
                             Name:  David Avigdor
                             Title: Syndication Senior Manager

                         777 Long Ridge Road, Bldg. A, 3rd Floor
                         Stamford, Connecticut 06927
                         Attn: David Avigdor

                         Telephone: (203) 316-7702

                                   EXHIBIT A
                                   ---------

                                Form of Guaranty
                                ----------------


     FOR VALUE RECEIVED and in consideration of any financial accommodations heretofore or hereafter at any time made or granted to Boston Chicken, Inc., a Delaware corporation (hereinafter called the "Company"), [by the financial institutions who are or may become party to that certain Secured Revolving Credit Agreement, dated as of December __, 1996 (as the same may at any time be amended, modified or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein and not otherwise defined herein have the respective meanings assigned thereto in the Facilities Agreement referenced in the Credit Agreement), among the Company, the lenders party thereto, Bank of America Illinois, as letter of credit issuer (collectively with such lenders, the "Creditors"), Bankers Trust Company, as documentary agent, and Bank of America Illinois, as agent for the Creditors (in such capacity, the "Agent")] [by financial institutions in connection with that certain Master Lease Agreement No. 2, dated as of December __, 1996 (as the same may at any time be amended, modified or supplemented from time to time, the "1996 Master Lease Agreement"; capitalized terms used herein and not otherwise defined herein have the respective meanings assigned thereto in the Facilities Agreement referenced in the 1996 Master Lease Agreement), between the Company and General Electric Capital Corporation, for itself and as agent for certain financial institutions which may from time to time acquire participating interest therein (in its individual capacity, "GECC"; collectively with such financial institutions the "Creditors"; and in its capacity as agent for the Creditors, the "Agent")]/1/, the undersigned hereby unconditionally guarantees the full and prompt payment when due, whether at stated maturity, by required prepayment, declaration, demand, acceleration or otherwise (including amounts that would become due but for the operation of the automatic stay under section 362(a) of the Bankruptcy Code (11 U.S.C.(S) 362(a)), and at all times thereafter, of all obligations of the Company to the Creditors which arise out of or in connection with the [Credit Agreement] [1996 Master Lease Agreement]/2/ howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due (all such obligations being hereinafter collectively called the "Liabilities"), and the undersigned further agrees to pay all reasonable expenses (including Attorney Costs) paid or incurred by the Agent or the Creditors in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this guaranty.
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/1/  Select appropriate clause.
/2/  Select appropriate agreement.

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     1.  The undersigned agrees that, in the event of the dissolution or insolvency of the Company, the undersigned or any Significant Subsidiary, or the general failure to pay, or admission in writing of the inability of the Company, the undersigned or any Significant Subsidiary to pay debts as they become due, or an assignment by the Company, the undersigned or any Significant Subsidiary for the benefit of creditors, or the institution of any proceeding by or against the Company, the undersigned or any Significant Subsidiary alleging that the Company, the undersigned or such Significant Subsidiary is insolvent or unable to pay debts as they mature, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, the undersigned will pay to the Agent for the benefit of the Creditors forthwith the full amount which would be payable hereunder by the undersigned if all Liabilities were then due and payable.

     2. To secure all obligations of the undersigned hereunder, the Agent for the benefit of the Creditors shall have a lien upon and security interest in (and may during the continuance of any [Event of Default (such term is used herein as defined in the Credit Agreement)] [Default (such term is used herein as defined in the 1996 Master Lease Agreement)]/3/, without demand or notice of any kind, at any time and from time to time when any amount shall be due and payable by the undersigned hereunder, appropriate and apply toward the payment of such amount, in such order of application as the Agent may elect, subject to the terms of the Intercreditor Agreement) any and all balances, credits, deposits, accounts or moneys of or in the name of the undersigned now or hereafter maintained with the Agent or any Creditor and any and all property of every kind or description of or in the name of the undersigned now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, the Agent or any Creditor or any agent or bailee for the Agent or any Creditor.

     3. This guaranty shall in all respects be a continuing, absolute and unconditional guaranty, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of the undersigned) until all of the Liabilities have been paid in full, subject to discontinuance as to the undersigned only upon actual receipt by the Agent of written notice from the undersigned, or any person duly authorized and acting on behalf of the undersigned, of the discontinuance hereof as to the undersigned; provided, that no such notice of discontinuance shall affect or impair any of the agreements and obligations of the undersigned hereunder with respect to any and all Liabilities existing prior to the time of actual receipt of such notice by the Agent, any and all Liabilities created or acquired thereafter pursuant to any previous commitments made by
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/3/  Select appropriate reference.

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the Creditors, any and all extensions or renewals of any of the foregoing, any and all interest on any of the foregoing, and any and all expenses paid or incurred by the Agent or any Creditor in endeavoring to collect any of the foregoing and in enforcing this guaranty against the undersigned; and all of the agreements and obligations of the undersigned under this guaranty shall, notwithstanding any such notice of discontinuance, remain fully in effect until all such Liabilities (including any extensions or renewals of any thereof) and all such interest and expenses shall have been paid in full.

     4. The undersigned further agrees that, if at any time all or any part of any payment theretofore applied by the Agent or any Creditor to any of the Liabilities is or must be rescinded or returned by the Agent or any of the Creditors for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company), such Liabilities shall, for the purposes of this guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent or any Creditor, and this guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Agent or such Creditor had not been made.

     5. The Agent or Creditor may, from time to time, whether before or after any discontinuance of this guaranty, at its sole discretion and without notice to the undersigned, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, (c) extend or renew for one or more periods (whether or not longer than the original period), or alter or exchange, any of the Liabilities, or release or compromise any obligation of the undersigned hereunder with respect to any of the Liabilities, (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, and (e) during the continuance of any Event of Default resort to the undersigned for payment of any of the Liabilities, whether or not the Agent or Creditor (i) shall have resorted to any property securing any of the Liabilities or any obligation hereunder or
(ii) shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities (all of the actions referred to in preceding clauses (i) and (ii), and any and all other surety defenses of the undersigned, being hereby expressly waived by the undersigned).

     6. Any amounts received by the Agent from whatsoever source on account of the Liabilities may be applied by it toward the payment of such of the Liabilities, and in such order of

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application, as the Agent may from time to time elect, subject to the terms of the Intercreditor Agreement.

     7. No payment made by or for the account of the undersigned pursuant to this guaranty shall entitle the undersigned by subrogation or otherwise to any payment by the Company or from or out of any property of the Company and the undersigned shall not exercise any right or remedy against the Company or any property of the Company by reason of any performance by the undersigned of this guaranty. The undersigned waives, to the fullest extent permitted by law, all rights of the undersigned against the Company, arising out of any payment by the undersigned under this guaranty, whether arising by way of any subrogation, contribution, reimbursement or otherwise and agrees that, to the extent that any such rights may not be waived under applicable law, it will contribute such rights to the Company as a capital contribution concurrently with the arising of such rights.

     8. The undersigned hereby expressly waives: (a) notice of the acceptance by the Agent of this guaranty, (b) notice of the existence or creation or non-payment of all or any of the Liabilities, (c) presentment, demand, notice of dishonor, protest and all other notices whatsoever, and (d) all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

     9. The Creditors may, from time to time, without notice to the undersigned, assign or transfer any or all of the Liabilities or any interest therein subject to [Section 10.5 of the Credit Agreement] [Section 16 of that certain Participation Agreement dated as of December __, 1996, among GECC and such other Creditors]/4/; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this guaranty to the same extent as if such assignee or transferee were a Creditor.

     10. The undersigned hereby warrants to the Agent and the Creditors that the undersigned now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company. The Agent and the Creditors shall not have any duty or responsibility


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/4/  Select appropriate reference.

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to provide the undersigned with any credit or other information concerning the affairs, financial condition or business of the Company which may come into the Agent's or the Creditors' possession.

     11. The undersigned hereby warrants and agrees that: (a) the undersigned is a [corporation][partnership] duly existing and in good standing under the laws of ________ and the undersigned is duly qualified and in good standing and authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, (b) the undersigned has full power and authority to execute and deliver this guaranty,
(c) the execution, delivery and performance by the undersigned of this guaranty are within the undersigned's powers, have been duly authorized by all necessary action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the organizational documents of the undersigned or of any agreement binding upon the undersigned, (d) this guaranty is the legal, valid and binding obligation of the undersigned enforceable against the undersigned in accordance with its terms, except as enforceability may be limited by bankruptcy or other laws relating to or affecting creditors' rights generally or by equitable principles, and (e) this guaranty will directly or indirectly benefit the undersigned.

     12. No delay on the part of the Agent or the Creditors in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent or the Creditors of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this guaranty be binding upon the Agent or the Creditors except as expressly set forth in a writing duly signed and delivered on behalf of the Agent for the benefit of the Creditors. No action of the Agent or the Creditors permitted hereunder shall in any way affect or impair the rights of the Agent or the Creditors and the obligations of the undersigned under this guaranty. For the purposes of this guaranty, Liabilities shall include all obligations of the Company to the Agent and the Creditors, notwithstanding any right or power of the Company or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of the undersigned hereunder. The obligations of the undersigned under this guaranty shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of the undersigned. The undersigned hereby acknowledges that there are no conditions to the effectiveness of this guaranty.

     13. This guaranty shall be binding upon the undersigned, and upon any successors and assigns of the undersigned.

     14. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT

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GIVING EFFECT TO ITS PRINCIPLES OF CHOICE OF LAW. WHEREVER POSSIBLE EACH
PROVISION OF THIS GUARANTY SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS GUARANTY SHALL BE PROHIBITED BY OR INVALID UNDER SUCH LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS GUARANTY.

     15. The undersigned hereby irrevocably agrees that any legal action or proceeding pertaining to this guaranty may be brought in the courts of the State of New York or any Federal Court sitting in New York City, New York. The undersigned hereby irrevocably agrees that service of process in such action or proceeding may be made either by mailing, by registered or certified mail, postage prepaid, a copy of the summons or complaint, or other legal process in such action or proceeding to the undersigned at the address shown on the signature page hereof. Service of process in any such action or proceeding, effected as aforesaid, shall be effective upon receipt by the undersigned and shall be deemed personal service upon the undersigned and shall be legal and binding upon the undersigned for all purposes. The undersigned hereby waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any such action or proceeding in any such court as well as any right it may now or hereafter have to remove any such action or proceeding, once commenced, to another court on the grounds of forum non conveniens or otherwise.

     16. THE UNDERSIGNED HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (B) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     17. The undersigned hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act or any similar Federal or state law. To effectuate the foregoing intention, the undersigned hereby irrevocably agrees that the secured liabilities guaranteed by the undersigned shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent and otherwise) liabilities of the undersigned that are relevant under such laws, result in the liabilities of the undersigned in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

             SIGNED AND DELIVERED this ____ day of _______, 199_.


                                 [GUARANTOR]


                                 By:_____________________________________


                                 Title:__________________________________


                                 Address:   _____________________________

                                            _____________________________


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